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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) on behalf of each such Person.


Dated:     September 23, 1998

                                    SCORPION-ACRODYNE INVESTORS, LLC

                                    By:   /s/ Kevin R. McCarthy
                                           ---------------------------
                                          Kevin R. McCarthy
                                          one of its members

                                    ARABELLA, S.A.

                                    By:    Pierre Caland
                                           ---------------------------
                                           Pierre Caland
                                           Its:  Administrateur-Delegue



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